EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with, and the extent required by 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies, in his capacity as the Principal Executive Officer and Principal Financial Officer of Ironwood Gold Corp., that, to his knowledge, the Quarterly Report of the company on Form 10-Q for the period ended May 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the company’s financial condition and results of operations.

Date: June 4, 2015	By	/s/ Andrew McKinnon
Andrew McKinnon
Principal Executive Officer and Principal Financial Officer